UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 16, 2007

ORTHOVITA, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-24517	23-2694857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Great Valley Parkway Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code:     (610) 640-1775

Not applicable.

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 16, 2007, the Compensation Committee of the Board of Directors (the “Board”) of Orthovita, Inc. (the “Company”) completed its annual performance and compensation review of the Company’s executive officers; however, the Compensation Committee has not yet finalized its recommendations for the equity component of compensation for the Company’s executive officers.

2006 Performance Bonuses

In December 2006, the Chief Executive Officer of the Company presented 2006 performance bonus recommendations for the Company’s executive officers, other than himself, to the Compensation Committee and the Compensation Committee presented the 2006 performance bonus recommendation for the Chief Executive Officer to the Board. The recommended bonuses were approved by both the Committee and the Board on January 16, 2007. The bonus amounts are based on achievement of annual Company performance objectives, as well as the achievement of individual objectives. Antony Koblish, the Company’s Chief Executive Officer, received a performance bonus of $168,000, equal to 65% of his 2006 base salary. Christopher Smith, Senior Vice President, U.S. Sales, received an aggregate amount of $158,681 for his 2006 performance bonus and quarterly sales bonus awards. Amounts of the 2006 performance bonuses for the remaining executive officers of the Company did not exceed in a material respect the targeted bonus amounts disclosed in the Company’s proxy statement for the 2006 Annual Meeting of Shareholders, based on the achievement of both Company and individual annual performance objectives.

2007 Performance Bonus Objectives and Target Amounts

Under the Company’s discretionary cash bonus program, which was established to promote the achievement of the Company’s annual performance objectives, the Board has established Company objectives and milestones for the 2007 performance bonus. The targeted Company objectives and milestones for 2007 and corresponding weight given to each are as follows: top line sales revenue growth (50%); submission to the FDA of a regulatory approval application for CORTOSS® and related preparation for possible commercialization of CORTOSS (35%); and achievement of budgetary goals (15%).

In addition, the 2007 target bonus amounts under the annual discretionary performance bonus program for the Chief Executive Officer was increased to 65% of his base salary, and to between 35% and 40% of base salary for other executive officers.

Item 8.01 Other Events

On January 22, 2007, the Company issued a press release announcing that the FDA approved the Company’s Pre-Market Approval Supplement for its CELLPAKER® Plasma Collection System used in conjunction with the Company’s VITAGEL® Surgical Hemostat. A copy of the press release is attached to this filing as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit 99.1 – Press release, dated January 22, 2007, issued by Orthovita, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOVITA, INC.

By:	/s/ Joseph M. Paiva
Joseph M. Paiva Chief Financial Officer

Dated: January 22, 2007